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                                                                    Exhibit 4.10


                         REGISTRATION RIGHTS AGREEMENT


                 AGREEMENT, dated as of the 15th day of October, 1996, between MWW/Strategic Communications, Inc., a New Jersey Corporation (the "Holder") and Telechips Corporation, a Nevada corporation having its principal place of business at 6880 S. McCarran, Reno, Nevada 89509 (the "Company").

                 WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is receiving from the Company a warrant to purchase an aggregate of up to 6,000 Shares of common stock, par value $.01 per share (the "Common Stock") of the Company (the "Warrant Shares"), upon the terms and subject to the conditions set forth in the Warrant Agreement between the Holder and the Company dated October 15, 1996, and 7,200 shares of the Company's Common Stock in consideration of the execution of the Release Agreement between the Company and the Holder dated October 15, 1996 (together with the Warrant Shares, the "Shares").

                 WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Shares.

                 NOW, THEREFORE, the parties hereto mutually agree as follows:

                 1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means each of the Shares and any additional shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Act"), provided that, the term "registered" shall include (1) the preparation and filing of a registration statement in compliance with the Act, and (2) the declaration or ordering of the effectiveness of such registration statement by the Securities and Exchange Commission, and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.
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                 2.  REGISTRATION.  The Company shall prepare and file
with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company, a Registration Statement complete with all necessary amendments thereto, (a "Registration Statement") and such other documents, including, without limitation, a prospectus, as may be necessary (in the opinion of both counsel for the Company or counsel for the Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Shares by the Holder thereof on or before October 18, 1996. In the event the Shares or any additional Shares are not registered on or before October 25, 1996, the Company shall pay to MWW as additional liquidated damages the sum of $1,000 for each day after October 25, 1996 that such shares are not registered ("Liquidated Damages"), except that the Liquidated Damages payable hereunder shall not exceed the cash value of such Shares or any additional Shares, which value shall be determined by taking the average of the closing bid and asked price for the Company's Common Stock on October 18, 1996.

                 3. ADDITIONAL TERMS. The following provisions shall be applicable to any Registration Statement filed pursuant to Paragraphs 2 of this
Agreement:

                          (a)  The Company will use its best efforts to cause
the Registration Statement covering all of the Registrable Securities to become effective as promptly as possible but in any event, to permit a public offering and sale of the shares and any additional shares held by the Holder on or before October 18, 1996 and, if any stop order shall be issued by the Securities and Exchange Commission in connection therewith, to use its best efforts to obtain the removal of such order. Following the effective date of such Registration Statement, the Company shall, upon the request of the Holders forthwith supply such number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to the offering, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of his or her Registrable Securities. The Company will use its best efforts to qualify the Registrable Securities for sale in such states as the Holder shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be required to consent to general service of process, be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction or be required to qualify as a dealer in securities. The Holder agrees to furnish to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request in order to permit the Company to prepare the Registration Statement, including any amendment or supplement thereto.





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                          (b)  The Company shall bear the entire cost and
expense of any registration of the Registrable Securities; and shall keep such registration effective for a period of 180 days or until the distribution described in the registration statement has been completed, whichever occurs first, provided, however, that the Holder shall be solely responsible for the fees of any counsel or other professional advisor retained by him or her in connection with such registration and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by him or her pursuant thereto.

                          (c) The Company shall indemnify and hold harmless the
Holder, which indemnification shall include each person, if any, who controls the Holder within the meaning of the Act and each officer, director, employee and agent of such Holder, from and against any and all losses, claims, damages and liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any other registration statement or other compliance document filed by the Company under the Act or furnished in connection with the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration or qualification or compliance and will reimburse each of such Holder for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based upon any untrue statement or omission based upon any written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein; and provided further, that each Holder shall, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any other registration statement or other compliance document filed by the





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Company under the Act or furnished in connection with the Registrable
Securities, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by the Holder expressly for use therein.

         Each party entitled to indemnification under this paragraph (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                          (d) If for any reason the indemnification provided
for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                          (e)  Neither the filing of a registration statement
by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell his or her Registrable Securities.





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                          (f)  The Holder, upon receipt of notice from the
Company that an event has occurred which requires a post-effective amendment to the registration statement filed with respect to the Registrable Securities or a supplement to the prospectus included therein, shall promptly discontinue the sale of his or her Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

                 4. GOVERNING LAW. This Agreement shall be deemed to have been made and delivered in the State of Nevada and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Nevada.

                 5. AMENDMENT. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

                 6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                 7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                 8. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

                 If to the Holder, to his or her address set forth on the signature page of this Agreement.

                 If to the Company, to the address set forth on the first page of this Agreement.

                 The parties may change addresses by further notice to each other party to this Agreement.

                 9. BINDING EFFECT; BENEFITS. The Holder may not assign his or her rights hereunder except to permitted transferees of the Registrable Securities. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, including, without limitation, the permitted transferees of the Registrable Securities. Nothing herein contained, express or implied, is intended to confer upon any





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person other than the parties hereto and their respective heirs, legal representatives, successors and such permitted assigns, any rights or remedies under or by reason of this Agreement.

                 10. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                 11. SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                 IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.



                                  TELECHIPS CORPORATION


                                  By: ________________________________
                                        Name:
                                        Title:


                                  HOLDER:

                                  MWW/STRATEGIC COMMUNICATIONS, INC.

                                      ________________________________
                                                Signature(s)

                                      ________________________________
                                             Print Name and Title

                                                  Address:

                                      ________________________________

                                      ________________________________






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